Exhibit 99.2

BDCA Venture Reports Third Quarter 2014 Results

New investment objective focused on current income

Authorizes $5 million stock repurchase plan

Launches expense reduction initiative

Announces appointment of Katie P. Kurtz as Chief Financial Officer

Reports NAV of $6.89

Makes third quarter distribution of $0.10 per share; modifies distribution policy to pay future distributions in cash

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--October 29, 2014--BDCA Venture, Inc., a closed-end fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (“BDCA Venture” or the “Company”) (Nasdaq: BDCV), announced today operating and financial results for the three months ended September 30, 2014.

Strategic Initiatives

During and subsequent to the quarter ended September 30, 2014, the Company launched several strategic initiatives that together are aimed at reducing or eliminating the current discount of the stock price to net asset value (“NAV”) and thereby establishing the conditions necessary to increase the Company’s capital base over time. These initiatives include the following:

New Investment Objective Focused on Current Income: As previously announced, the Board of Directors approved a change in BDCA Venture’s investment objective on September 22, 2014. The new investment objective is to maximize total return by generating current income from debt investments and, to a lesser extent, capital appreciation from equity and equity-related investments. BDCA Venture’s new investment strategy focuses on making secured and unsecured debt investments in companies that are poised to grow at above-average rates relative to other sectors of the U.S. economy. BDCA Venture may also invest in equity and equity-related investments alongside its debt investments.

This new investment strategy is designed to:

  Generate current income and help offset operating expenses, both of which could positively impact BDCA Venture’s NAV;
  Create the potential to provide a more predictable and consistent source of return to stockholders; and
  Provide stockholders with the potential for capital appreciation through warrants and other equity features that BDCA Venture may negotiate as part of future debt investments.

BDCA Venture will continue to harvest its current equity investments consistent with past practices and intends to distribute net realized gains, if any, to stockholders. Capital from the disposition of BDCA Venture’s equity positions will be redeployed into new debt investments and the Company may use leverage as its debt portfolio grows to enhance stockholder return.

Stock Repurchase Program: On September 22, 2014, the Board of Directors also authorized a stock repurchase program of up to $5 million. The program will be effective for six months, expiring on March 22, 2015 unless extended by the Board. Because BDCA Venture is prohibited from repurchasing shares during its customary quarterly black-out period, the Company will not make any share repurchases prior to November 3, 2014, three business days following the filing of its quarterly report.

Expense Reduction Initiative: The Company has begun a major initiative focused on reducing overall expenses as a reduction in operating expenses also correspondingly reduces the negative impact to NAV each quarter. The Company expects to provide further detail on this important undertaking within the next 10 days.

Appointment of Katie P. Kurtz as Chief Financial Officer and Treasurer

Effective October 23, 2014, the Board of Directors appointed Katie P. Kurtz to serve as BDCA Venture’s Chief Financial Officer and Treasurer, replacing Frederic M. Schweiger who will continue in his current role as Chief Operating Officer, Chief Compliance Officer and Secretary of BDCA Venture. Ms. Kurtz brings extensive accounting and financial reporting experience in business development companies. Ms. Kurtz currently serves as the Chief Financial Officer, Treasurer and Secretary of Business Development Corporation of America II and as the Chief Accounting Officer of Business Development Corporation of America, both public, non-listed business development companies. Previously, she held various senior accounting and finance positions with The Carlyle Group, New Mountain Finance Corporation and Solar Capital Ltd. Ms. Kurtz holds a B.S. in Accountancy, a B.A. in German and a Master of Science in Accountancy from Wake Forest University.

Portfolio Activity and Analysis

Portfolio Company Exits

  During the three months ended September 30, 2014, BDCA Venture sold its entire position in Kabam to an investment firm in a private sale transaction. BDCA Venture had invested $1.3 million in Kabam’s Series D convertible preferred stock financing on August 29, 2011. As a result of the private sale of the Company’s Kabam interest, the Company generated net proceeds of $2.0 million and a realized gain of $671,140.

  The sale of the Kabam position is the fifth complete exit, out of a total of 22 portfolio company investments, for BDCA Venture.
  During the three months ended September 30, 2014, the Company sold 696,735 shares of Millennial Media, Inc. common stock with an aggregate cost basis of $2.8 million for total net proceeds of $1.5 million, resulting in a net realized loss of $1.3 million. The Company had previously sold 415,964 shares of Millennial Media common stock in the three months ended March 31, 2014, which resulted in net realized gains of $1.3 million. Accordingly, for the nine months ended September 30, 2014, the Company generated a net realized loss of $12,240 on its disposition of Millennial Media shares. At September 30, 2014, the Company owned 135,194 shares of Millennial Media common stock which have been set aside in escrow until November 6, 2014, as partial security for potential stockholder indemnification obligations in connection with Millennial Media’s November 2013 acquisition of then portfolio company Jumptap.

Portfolio Analysis

As of September 30, 2014, BDCA Venture held investments in 17 portfolio companies (three public, 14 private) with a fair value of $58.3 million.

The net unrealized appreciation of BDCA Venture’s portfolio at the end of the third quarter was $3.8 million, consisting of: (i) nine portfolio company investments with aggregate unrealized appreciation of $14.9 million, and (ii) eight portfolio company investments with aggregate unrealized depreciation of $11.1 million. The unrealized appreciation (depreciation) of each of BDCA Venture’s portfolio companies as of September 30, 2014, is set forth in the table below.

	September 30, 2014

			Unrealized
			Appreciation
Portfolio Company	Cost	Fair Value	(Depreciation)

Xtime, Inc.	$3,000,000	$7,000,000	$4,000,000
TrueCar, Inc.	2,999,996	6,096,218	3,096,222
SilkRoad, Inc.	6,337,785	8,600,000	2,262,215
Metabolon, Inc.	4,000,000	6,140,000	2,140,000
Deem, Inc.	3,000,000	4,440,000	1,440,000
Zoosk, Inc.	2,999,999	4,100,000	1,100,001
Mode Media Corporation	4,999,999	5,750,000	750,001
MBA Polymers, Inc.	2,000,000	2,080,000	80,000
Centrify Corporation	2,999,999	2,999,999	-
Harvest Power, Inc.	2,499,999	2,210,000	(289,999)
Millennial Media, Inc.	541,689	226,315	(315,374)
Livescribe, Inc.	606,187	-	(606,187)
Suniva, Inc.	2,554,287	1,860,000	(694,287)
BrightSource Energy, Inc.	3,129,022	1,490,000	(1,639,022)
Stoke, Inc.	4,499,997	2,220,000	(2,279,997)
Tremor Video, Inc.	4,000,001	1,403,998	(2,596,003)
Agilyx Corporation	4,332,356	1,700,000	(2,632,356)

Total	$54,501,316	$58,316,530	$3,815,214

Results of Operations and Balance Sheet

Net Asset Value for the Third Quarter

As of September 30, 2014, the total fair value of BDCA Venture’s 17 portfolio company investments was $58.3 million. BDCA Venture also had cash and cash equivalents of $12.1 million, or $1.22 per share, excluding $19.4 million of U.S. Treasury Bills purchased with a short-term loan.

Net assets at September 30, 2014 were $68.3 million, or $6.89 per share, a decline of $0.43 per share from the prior quarter.

The components that typically drive the changes in NAV each quarter are: (i) net investment losses, (ii) net realized gains/losses on portfolio company dispositions, (iii) the change in unrealized appreciation/depreciation on portfolio company investments, and (iv) distributions paid to stockholders or capital transactions.

During the three months ended September 30, 2014, the following components impacted BDCA Venture’s NAV:

  A net investment loss of $269,364, or $0.03 per share. Operating expenses, excluding base management fees of $375,088 and a reduction in incentive fee expense of $557,175, were $458,406. The incentive fee expense reduction resulted from a net realized loss and a net decrease in unrealized appreciation during the quarter.
  A net realized loss from investments of $626,946, or $0.06 per share, comprised of a gain of $671,140, or $0.07 per share, on the disposition of the Company’s entire position in Kabam and a loss of $1.3 million, or $0.13 per share, on the sale of 696,735 shares of Millennial Media common stock.
  A net decrease in unrealized appreciation on the Company’s portfolio company investments of approximately $2.2 million, or $0.22 per share, which was primarily driven by:
    Write-downs in two publicly traded portfolio companies totaling $0.26 per share—Millennial Media ($0.11 per share) and Tremor Video ($0.15 per share).
    Write-up in TrueCar, a publicly traded portfolio company, of $0.11 per share.
    Write-down of $0.06 in Kabam as a result of the reversal of previously recorded unrealized appreciation upon the sale of this position during the quarter.
  Total distributions to stockholders of $0.10 per share during the quarter, as well as the dilutive effect of $0.03 per share from the issuance of stock dividend distributions below NAV.

The following table summarizes the change in NAV for the three and nine months ended September 30, 2014.

	Three Months Ended		Nine Months Ended
	September 30, 2014		September 30, 2014
	Amount	Per Share	Amount	Per Share

Net Asset Value, Beginning of Period (2)	$71,646,408	$7.32	$73,039,470	$7.65

Components of the Change in Net Asset Value:
Net Investment Loss (1)	(269,364)	(0.03)	(2,039,927)	(0.21)
Net Realized Gain (Loss) on Investments (1)	(626,946)	(0.06)	658,900	0.07
Net Increase (Decrease) in Unrealized Appreciation on Investments (1)	(2,158,926)	(0.22)	(2,586,848)	(0.27)
Stockholder Distributions	(978,661)	(0.10)	(2,900,357)	(0.30)
Capital Stock Transactions (3)	733,995	(0.02)	2,175,268	(0.05)
Subtotal - Change in Net Asset Value	(3,299,902)	(0.43)	(4,692,964)	(0.76)

Net Asset Value, End of Period (2)	$68,346,506	$6.89	$68,346,506	$6.89

(1)	Per share data based on weighted average common shares outstanding during the period.

(2)	Per share data based on total common shares outstanding at the beginning and end of the corresponding period.

(3)	Represents the dilutive effect of issuing common stock below net asset value per share during the period in connection with the payment of stock dividend distributions during the period. However, for purposes of this presentation, the per share amount attributable to the dilutive effect of issuing common stock below net asset value per share was reduced from $(0.03) to $(0.02) per share for three months ended September 30, 2014 and from $(0.07) to $(0.05) per share for the nine months ended September 30, 2014 to reconcile the change in net asset value per share to the other per share information presented.

Quarterly Distribution Policy and 2014 Dividends

Distribution Policy

On February 20, 2014, the Company’s Board of Directors adopted a quarterly distribution policy under which it intended to pay regular quarterly distributions to the Company’s stockholders based on the Company’s estimated net capital gains (which are defined as the Company’s realized capital gains in excess of realized capital losses during the year, without regard to the long-term or short-term character of such gains or losses) for the year. The Company’s Board of Directors also determined that it intended to pay these regular quarterly distributions in cash or the Company’s common stock at the election of stockholders, subject to a limitation that no more than 25% of the aggregate distribution will be paid in cash with the remainder paid in shares of the Company’s common stock.

Based on the current level of the stock price discount to NAV per share, on October 23, 2014, BDCA Venture’s Board of Directors indicated that it currently intends to pay future distributions entirely in cash. In addition, the Board of Directors indicated that it would review the Company’s current quarterly distribution policy for 2015 at its first regularly scheduled meeting in 2015.

2014 Dividends

During the three months ended September 30, 2014, BDCA Venture paid a $0.10 per share dividend to stockholders of record on August 11, 2014. Based on stockholder elections, the third quarter dividend consisted of $244,665 in cash and 136,370 shares of the Company’s common stock. These shares were issued at a price per share of $5.38, which equaled the volume weighted average trading price per share of the Company’s common stock on September 11, 12 and 15, 2014, and which represented a 26.5% discount to the Company’s NAV of $7.32 as of June 30, 2014. The dilutive effect of issuing these shares below NAV during the third quarter was approximately $0.03 per share.

During the nine months ended September 30, 2014, BDCA Venture had net realized gains of $658,900 and paid total 2014 dividends of $2.9 million—resulting in distributions in excess of net realized gains of approximately $2.2 million.

As of September 30, 2014, the dividend yield on BDCA Venture’s common stock for the 12 months ended September 30, 2014 was 5.9%, which is calculated as the total dividends of $0.31 per share for such period divided by the $5.25 per share closing stock price as of September 30, 2014.

The following table summarizes the Company’s dividends declared and paid in 2014 and the tax attributes of these distributions as of September 30, 2014:

Date Declared	Record Date	Payment Date	Dividend Per Share		Source of Distribution

2014 Dividends:
February 20, 2014	March 6, 2014	April 14, 2014	$ 0.10	(1)	Capital Gains / Return of Capital (2)
February 20, 2014	May 8, 2014	June 17, 2014	0.10	(1)	Capital Gains / Return of Capital (2)
February 20, 2014	August 11, 2014	September 18, 2014	0.10	(1)	Capital Gains / Return of Capital (2)
Total - 2014 Dividends			$ 0.30

_______________________________________________________________________

(1) This dividend was paid in cash and shares of the Company’s common stock.

(2) The determination of the tax attributes of the 2014 dividends will be made as of the end of 2014 based upon the Company’s net realized gains for the full year and distributions paid for the full year. Therefore, a determination made on a quarterly basis may not be representative of the actual tax attributes of 2014 dividends for a full year. If the Company determined the tax attributes of its first, second and third quarter 2014 dividends as of September 30, 2014, 23% of such dividends would be from long-term capital gains and 77% would be a return of capital.

The Board of Directors also confirmed that, in the event the Company realizes net gains in the fourth quarter in excess of approximately $2.2 million, it intends to declare a fourth quarter dividend in such amount so that the total dividends declared in 2014 represent 100% of the Company’s net realized gains for 2014.

Other Information

The following are attached to this press release:

  BDCA Venture’s unaudited statements of assets and liabilities as of September 30, 2014 and December 31, 2013; and
  BDCA Venture’s unaudited statements of operations for the three and nine months ended September 30, 2014 and 2013.

Stockholder Call

BDCA Venture will host an earnings call on Thursday, October 30, 2014, at 4:00 p.m. Eastern Time to review financial results and its operations for the third quarter ending September 30, 2014.

BDCA Venture invites stockholders, analysts and interested parties to attend the call. You may pre-register here, and participate in the call by dialing (877) 809-3048.

A slide presentation will accompany the earnings call and will be available on BDCA Venture’s website at www.BDCV.com.

An archived audio replay of the call together with the slide presentation will be available within approximately three hours after completion of the call at http://ir.bdcv.com/events-calendar. This archived recording will be available until BDCA Venture’s next quarterly conference call.

About BDCA Venture, Inc.

BDCA Venture, Inc. (www.BDCV.com) is a closed-end fund regulated as a business development company under the Investment Company Act of 1940 that seeks to maximize total return by generating current income through debt investments in growth companies and, to a lesser extent, through capital appreciation. BDCA Venture’s shares are listed on NASDAQ under the ticker symbol “BDCV.”

To be added to BDCA Venture’s email distribution list to receive quarterly newsletters and other announcements, please visit our website at www.BDCV.com.

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect BDCA Venture’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in BDCA Venture’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to BDCA Venture’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, BDCA Venture undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to BDCA Venture’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

BDCA Venture, Inc.
Statements of Assets and Liabilities

	September 30,	December 31,
	2014	2013
	(Unaudited)

Assets
Investments in portfolio company securities at fair value:
Non-control/non-affiliate investments:
Private portfolio companies
(Cost: $42,959,630 and $42,574,747, respectively)	$44,449,999	$44,282,569
Publicly-traded portfolio companies
(Cost: $7,541,686 and $8,999,996, respectively)	7,726,531	11,554,236
Affiliate investments:
Private portfolio companies
(Cost: $4,000,000 and $4,000,000, respectively)	6,140,000	6,140,000
Total, investments in portfolio company securities at fair value	58,316,530	61,976,805
(Cost: $54,501,316 and $55,574,743, respectively)

Cash and cash equivalents:
Cash and money market funds	11,492,741	13,537,328
United States Treasury Bills	20,000,000	-
Total, cash and cash equivalents	31,492,741	13,537,328

Prepaid expenses and other assets	107,814	102,421

Total assets	$89,917,085	$75,616,554

Liabilities
Short-term borrowings at fair value (Proceeds: $19,400,000 and $0, respectively)	$19,400,000	$-
Base management fees payable to investment adviser	122,664	126,515
Accrued incentive fees payable to investment adviser	1,831,299	2,216,888
Administrative expenses payable to investment adviser	127,652	51,755
Due to related parties	55,429	-
Accounts payable	21,792	47,709
Dividends payable	-	104,072
Accrued expenses and other liabilities	11,743	30,145

Total liabilities	21,570,579	2,577,084

Net assets
Common stock, $0.001 par value; 200,000,000 authorized; 10,371,412 and
9,997,343 shares issued, respectively	$10,371	$9,997
Additional paid-in capital	73,981,787	71,806,893
Treasury stock, at cost, 448,441 and 448,441 shares held, respectively	(2,962,594)	(2,962,594)
Accumulated net investment loss	(4,256,815)	(2,216,888)
Accumulated distributions in excess of net realized gains on investments	(2,241,457)	-
Net unrealized appreciation on investments	3,815,214	6,402,062

Total net assets	$68,346,506	$73,039,470

Total liabilities and net assets	$89,917,085	$75,616,554

Net asset value per share (on 9,922,971 and 9,548,902 shares outstanding, respectively)	$6.89	$7.65

BDCA Venture, Inc.
Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013

Investment income
Interest from portfolio company investments
Non-control/non-affiliate investments	$6,426	$11,613	$58,651	$11,613
Interest and dividends from cash and cash equivalents	529	820	1,843	2,064

Total investment income	6,955	12,433	60,494	13,677

Operating expenses
Base management fees	375,088	358,247	1,116,534	1,093,678
Incentive fees	(557,175)	1,018,842	(385,589)	1,537,181
Administrative expenses allocated from investment adviser	181,048	158,400	509,352	495,164
Professional fees	100,168	45,263	289,317	530,820
Directors fees	31,250	25,000	81,250	105,000
Travel expenses	14,828	30,398	62,882	88,828
Stock transfer agent fees	14,358	14,498	40,266	46,555
Printing and production expenses	13,962	12,297	41,644	75,023
Marketing and advertising expenses	8,450	199,800	40,797	209,977
Interest expense on borrowings	6,736	-	6,736	-
Postage and fulfillment expenses	6,637	5,555	28,710	37,526
Public and investor relations expenses	4,114	2,510	59,913	53,268
Custody fees	1,500	1,500	4,500	4,500
General and administrative expenses	75,355	86,357	204,109	308,521

Total operating expenses	276,319	1,958,667	2,100,421	4,586,041

Net investment loss	(269,364)	(1,946,234)	(2,039,927)	(4,572,364)

Net realized gain (loss) on investments
Non-control/non-affiliate investments	(626,946)	-	658,900	3,724,861
Affiliate investments	-	-	-	675,317

Total net realized gain (loss) on investments	(626,946)	-	658,900	4,400,178

Net change in unrealized appreciation (depreciation) on investments
Non-control/non-affiliate investments	(2,158,926)	5,074,208	(2,586,848)	4,555,648
Affiliate investments	-	20,000	-	(1,269,920)

Total net change in unrealized appreciation (depreciation) on investments	(2,158,926)	5,094,208	(2,586,848)	3,285,728

Net increase (decrease) in net assets resulting from operations	$(3,055,236)	$3,147,974	$(3,967,875)	$3,113,542

Net investment loss per common share outstanding (basic and diluted)	$(0.03)	$(0.22)	$(0.21)	$(0.50)

Net increase (decrease) in net assets resulting from operations per
common share outstanding (basic and diluted)	$(0.31)	$0.35	$(0.41)	$0.34

Weighted average common shares outstanding (basic and diluted)	9,805,871	8,932,438	9,675,623	9,060,762

CONTACT:
Investor Relations:
For BDCA Venture, Inc.
Andrew G. Backman, 917-475-2135
Investor Relations / Public Relations
abackman@rcscapital.com
or
Kristin A. Brown, 646-558-1181
Investor Relations
kbrown@rcscapital.com